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                            DELTA AIR LINES, INC.
                 STATEMENT REGARDING COMPUTATION OF PER SHARE
                  EARNINGS FOR QUARTERS ENDED SEPTEMBER 30,
                                1995 AND 1994
                                                            EXHIBIT 11
               (In millons except per share amounts)

                                                                   1995           1994
                                                                -----------    -----------
PRIMARY:

  Weighted average shares outstanding                                    51             51
  Additional shares assuming
    exercise of stock options                                            -               *
                                                                -----------    -----------
      Average shares outstanding as adjusted                             51             51
                                                                ===========    ===========
  Income before cumulative effect of
    accounting changes                                          $       201    $        72
  Preferred dividends series C                                          (20)           (20)
  Preferred dividends series B                                           (2)            (2)
                                                                -----------    -----------
  Income before cumulative effect of
    accounting changes attributable
    to primary shares                                                   179             50
  Cumulative effect of accounting changes                                -             114
                                                                -----------    -----------
  Net income attributable to primary shares                     $       179    $       164
                                                                ===========    ===========
  Primary earnings per share before
    cumulative effect of accounting changes                     $      3.47    $      1.00
  Cumulative effect of accounting changes                                -            2.25
                                                                -----------    -----------
  Primary earnings per common share                             $      3.47    $      3.25
                                                                ===========    ===========
FULLY DILUTED:
  Weighted average shares outstanding                                    51             51
  Additional shares assuming:
   Conversion of series C convertible preferred stock                    17             17
   Conversion of series B ESOP convertible
    preferred stock                                                       2              2
   Conversion of 3.23% convertible subordinated notes                    10             10
   Exercise of stock options                                             -               *
                                                                -----------    -----------
      Average shares outstanding as adjusted                             80             80
                                                                ===========    ===========
  Income before cumulative effect of
    accounting changes                                          $       201    $        72
  Interest on 3.23% convertible subordinated
    notes net of taxes                                                    8              8
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                                   (1)            (1)
  Income before cumulative effect of
    accounting changes                                                  208             79
  Cumulative effect of accounting changes                                -             114
                                                                -----------    -----------
  Net income attributable to fully
    diluted common shares                                       $       208    $       193
                                                                ===========    ===========
  Fully diluted earnings per common share
    before cumulative effect of accounting
    changes                                                     $      2.57    $      0.99
  Cumulative effect of accounting changes                                -            1.43
                                                                -----------    -----------
  Fully diluted earnings common share                           $      2.57    $      2.42
                                                                ===========    ===========

* Antidilutive





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